Small Cap Value (Putnam Investment Funds trust)

1. Amended and Restated Bylaws dated as of October 17, 2014 Incorporated by reference to PostEffective Amendment No. 194 to the Registrants Registration Statement filed on October 28, 2014.
2. Amended and Restated Agreement and Declaration of Trust dated March 21, 2014 Incorporated by reference to PostEffective Amendment No. 186 to the Registrants Registration Statement filed on March 28, 2014.
3. Management Contract with Putnam Investment Management, LLC dated February 27, 2014 Incorporated by reference to PostEffective Amendment No. 186 to the Registrants Registration Statement filed on March 28, 2014.